                              May 6, 1998

Mr. Peter W. van Wel
Wolters Kluwer U.S. Corporation
161 North Clark Street
Chicago, IL 60601

Bruce C. Lenz
MP Acquisition Corp.
161 North Clark Street
Chicago, IL 60601

Dear Messrs. van Wel and Lenz:

          Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 10, 1998 by and among Wolters Kluwer U.S. Corporation ("Parent"), MP Acquisition Corp. ("Newco") and Waverly, Inc. (the "Company") and to the Stock Option and Tender Agreement (the "Option and Tender Agreement") dated February 10, 1998 by and among Parent, Newco and the stockholders set forth on Schedule I thereof (the "Stockholders").

          By signing below, Parent and Newco confirm that subject to the terms and conditions set forth in this paragraph, each of them hereby waives Sections 5.1(i) (which prohibits the Company from issuing any new shares of the Company's Common Stock, par value $2.00 per share (the "Shares")), 5.1(xi) (which prohibits the Company from taking any action to issue new Shares) and 5.1(xii) (which prohibits the Company from authorizing, recommending proposing or announcing any intention to issue new Shares) of the Merger Agreement and Sections 3.3 (which relates to the Shares held by the Stockholders), 3.4 (which states that the Stockholders presently have title to the Shares they will tender), 5.1 (which states that the Stockholders will not acquire any more Shares) and 8 (which states that the Stockholders will not exercise any of their options and will accept the cash payment described above in exchange for the options) of the Option and Tender Agreement. Such waiver shall be effective (A) only to the extent necessary (i) to permit any holder of any option to purchase Shares to exercise such options and (ii) for the Company to issue Shares pursuant to such exercise, and (B) as to each such holder, only if the Company obtains from such holder (simultaneously with the notice of exercise and prior to any issuance of Shares to such holder) an acknowledgment and agreement by such holder enforceable by and for the benefit of Parent and Newco that such holder will tender into and not withdraw from the Offer the Shares received upon such exercise. Subject to the other conditions to the Offer, Parent and Newco agree to pay the Offer Price (as defined in the Merger Agreement) with respect to each such Share tendered and not withdrawn in the Offer. Nothing contained herein shall waive the obligation of the Stockholders, including with respect to Shares obtained upon exercise of the options, to tender and not withdraw their Shares.

          A list of currently outstanding stock options is attached as Exhibit A hereto.


                                             Very truly yours,

                                             /s/ E Philip Hanlon
                                             -------------------

                                             E. Philip Hanlon.
                                             Vice President and
                                             Chief Financial Officer

Agreed to and accepted:

WOLTERS KLUWER U.S.                          MP ACQUISITION CORP.
CORPORATION

By:   /s/ Peter Van Wel                      By: /s/ Bruce C. Lenz
     ------------------                         ------------------
      Peter van Wel                               Bruce C. Lenz
      President                                   Vice President

cc:   Arnold J. Schaab, Esq.
      Pryor, Cashman, Sherman & Flynn
      410 Park Avenue
      New York, NY 10022

                                              Outstanding Stock Options

GRANT
PRICE             $7.875  $10.125  $12.000  $7.125   $8.375  $11.500   $9.250  $14.250 $21.125  $21.500

                                                                                                           TOTAL
                                                                                                          OPTIONS
NAME                1988     1989     1990    1991     1992     1993     1994     1995    1996     1997  REMAINING

Bounds, R.             0    2,400    2,400   2,000    2,400    2,500    2,500    2,000   2,000    2,000    20,200

Caldwell, J.           0        0    2,500       0        0        0    1,700    2,000   2,000    3,000    11,200

Callard, D.            0        0        0       0    5,000    5,000        0    5,000       0        0    15,000

Cann, C.               0        0        0       0        0    1,000    1,400    1,400   1,400        0     5,200

Caras, P.              0        0        0       0      500    2,000    2,000    2,000   2,000    2,000    10,500

Ciofuli, G.            0        0        0       0        0        0        0        0   1,000    2,400     3,400

Collins, N.            0    1,000    1,200   1,500    1,600    2,000    2,200    2,400   2,400    2,500    16,800

Denardo, M.            0        0        0       0        0        0        0        0     450    1,000     1,450

Donohue, C.            0    3,000    4,000   5,000    3,000    5,000    5,000    5,000   5,000    5,000    40,000

Donohue, D.            0        0        0       0        0             1,000    1,000   1,200        0     3,200

Finch, M.              0        0        0       0        0        0        0        0       0      500       500

Fusting, F.            0    1,500    2,000   2,000    2,500    3,000    3,500    4,000   4,400    4,600    27,500

Gardner, J.            0        0        0       0        0        0        0    3,200   3,200        0     6,400

Gay, S.                0        0        0       0        0        0        0    3,400   2,000    2,000     7,400

Grayson, T.            0        0        0       0    1,000    1,300    1,800    2,000   2,000    2,200    10,300

Hanlon, E.             0    2,600    2,600   2,800    4,000    4,500    4,500    4,700   4,700    5,000    35,400

Hutton, E.        60,000   30,000   30,000  30,000   50,000   15,000   15,000   15,000  17,000   20,000   282,000

Jester, C.             0        0        0       0        0        0        0    1,000   1,000    1,000     3,000

Johnson, T.            0        0        0       0        0    1,000    1,000        0       0        0     2,000

Jass, S.               0        0        0       0        0      750    1,500    3,000   4,000    4,500    13,750

Kaufman, C.            0        0        0       0        0        0        0    1,200   1,200    1,400     3,800

Kiley, C.              0        0    6,000       0        0    3,000        0        0       0        0     9,000

Knox, B.           4,000    4,000    5,000   8,000    8,000    8,000        0        0       0        0    37,000

Krubner, L.            0        0        0       0        0    2,000    1,000    2,600   2,800    2,800    11,200

Kumm, R.               0        0        0       0        0        0        0        0     600      800     1,400

McCreadie, R.          0        0        0       0        0        0        0        0       0      500       500

Minton, G.             0        0        0       0        0        0      850    1,700   1,200    1,200     4,950

Mullauer, M.           0        0        0       0        0        0        0        0       0    2,000     2,000

Newman, A.             0        0   15,000   8,000    9,000    9,000    9,000    9,000   9,000   10,000    78,000

Passano, Jr.           0   30,000   20,000  10,000   20,000    5,000        0        0       0        0    85,000

Passano, E.            0    6,000    6,000   6,000    6,000    5,000        0        0       0        0    29,000

                                                                                                           TOTAL
                                                                                                          OPTIONS
NAME                1988     1989     1990    1991     1992     1993     1994     1995    1996     1997  REMAINING

Passano, W.            0        0        0       0    1,500    2,000    2,400    2,600   2,600    2,800    13,900

Perine, C.             0        0        0       0        0        0        0        0     600      800     1,400

Perry, R.              0        0        0   8,000    4,000    6,000    6,000    6,000   6,000    5,000    41,000

Pine, J.               0        0        0       0        0    1,000    1,200    1,200       0      500     3,900

Pippin, C.             0        0        0       0        0        0        0      600   1,200    2,000     3,800

Pitt, R.               0        0        0   1,500    1,500    2,500    2,200    2,400   2,400    2,400    14,900

Retford, D.            0        0        0       0        0        0        0        0     600      600     1,200

Roldan, F.             0        0        0       0        0        0        0    2,200   2,200    2,400     6,800

Rondinelli, S.         0        0        0       0        0        0        0      600     900    1,000     2,500

Ryekis, J.             0        0        0       0        0        0        0        0       0      500       500

Satterfield, T.        0        0        0       0    1,000    1,300    1,600    2,000   2,000    2,000     9,900

Shish, P.              0        0    1,000       0    2,600    2,900    3,300    3,300   3,300    3,500    19,900

Startt, R.             0        0        0       0    1,400    1,700    2,000    2,000   2,000    2,000    11,100

Thibodeau, K.          0        0        0       0        0        0        0    1,200   1,400    2,000     4,600

Urban, M.              0        0        0       0        0        0    2,500        0       0        0     2,500

Walchli, G.            0        0        0       0        0        0        0      800   1,200    1,800     3,800

Wills, A.              0    6,000    6,000   6,000    6,000    6,000    6,000    6,000   6,000    7,000    55,000

TOTAL             64,000   86,500  103,700  90,800  131,000   98,450   81,150  102,500 102,950  112,700   973,750